Exhibit 99.1

NEWS RELEASE
August 10, 2015
CONTACT: Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

DXP ENTERPRISES ANNOUNCES 2015 SECOND QUARTER RESULTS

Houston, TX, -- August 10, 2015 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announces results for its second quarter ended June 30, 2015.  The following are results for the three months and six months ended June 30, 2015 compared to the three months and six months ended June 30, 2014.  A reconciliation of the Non-GAAP Financial Measures is in the back of this press release.

DXP Enterprises 2015 second quarter financial highlights:

•
Sales were $323.7 million for the second quarter of 2015, compared to $381.6 million for the second quarter of 2014, a decrease of 15.2%.  Organic sales decreased 16.3%, acquisitions positively impacted sales by $4.4 million.  The impact of the stronger U.S. dollar decreased revenues by $4.1 million or 1.3%.

•	Gross profit was $91.3 million, or 28.2% of sales, for the second quarter of 2015, compared to $111.0 million, or 29.1% of sales, for the second quarter of 2014.

•	Selling, general & administrative (SG&A) expenses were $77.3 million, or 23.9% of sales, for the second quarter of 2015, compared to $83.7 million, or 21.9% of sales, for the second quarter of 2014.

•
Operating income was $14.0 million for the current quarter, compared to $27.4 million for the second quarter of 2014.  Operating profit as a percentage of sales was 4.3% and 7.2% in 2015 and 2014, respectively.

•	Net income was $7.2 million, or 2.2% of sales compared to $14.9 million or 3.9% of sales for the second quarter of 2014.

•
Earnings per diluted share for the second quarter of 2015 were $0.47 per share, based on 15.2 million diluted shares, compared to $0.96 per diluted share in the second quarter of 2014, based on 15.5 million diluted shares.

•	Free cash flow for the second quarter of 2015 was $28.9 million, or 403% of net income.

David R. Little, Chairman and Chief Executive Officer remarked, “DXP achieved solid results this quarter in the midst of the cyclical downturn tied to oil and gas.  Total DXP revenue of $323.7 million declined 5% sequentially and 15% year over year, outperforming the 15% sequential drop in the North American rig count and the 53% decline year over year.  We appreciate all the hard work from our DXPeople as we work as a team and remain resilient through these tough market conditions.  Because we serve cyclical end markets, we focus intently on operational execution, cost control and investing and building DXP for the future.  We believe environments like we are currently in are when great businesses are built and while we are focused on managing costs, we are not losing sight of the exciting DXP future.  As with our first quarter results, DXP’s performance in the second quarter reflects the dynamics tied to our end market exposure.  Reduced capital spending, low oil prices and a strong U.S. dollar continued to impact DXP.  During the second quarter, we experienced sequential organic growth within Supply Chain Services, a 6% sales decline within our Service Centers and a 10% decline within Innovative Pumping Solutions.  The main drivers continue to be upstream drilling, development and completion; and upstream production.  This has been offset by continuing strength in food & beverage, chemical, agriculture and general MRO industrial markets.

We are positioning DXP to perform well through the oil and gas downturn and to generate profitable growth in the inevitable upturn.  Our management team has a proven track record in navigating through cycles, and we are confident that DXP will be best-positioned to outperform in the recovery.  While we expect the remainder of 2015 to continue to be challenging, it will afford DXP the opportunity to make great progress against our long term strategic plans.”

Mac McConnell, Chief Financial Officer added, "Our second quarter and year-to-date results continue to reflect our end-market exposure and the challenge of matching revenue declines and cost reductions.  DXP generated $28.9 million in free cash flow for the quarter and $47.3 million year-to-date, and reduced debt $25.0 million during the quarter.  Our bank leverage ratio was 3.03:1 as of the end of the quarter.  Subsequent to the quarter, we amended our existing credit facility, increasing our total leverage covenant from 3.25:1 to 4.25:1 and adjusting our fixed charge coverage ratio from 1.25:1 to 1.15:1 with ratios adjusting on a scale beginning in December 2016.  As a result, DXP expects it can continue to maintain capital structure flexibility to best position DXP to achieve our strategic priorities, invest for the upcycle and drive shareholder value.”

We will host a conference call regarding 2015 first quarter results on the Company’s website (www.dxpe.com) on Monday, August 10, 2015 at 10:00 A.M. Eastern time.  Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.  The online archived replay will be available immediately after the conference call at www.dxpe.com and at www.viavid.net.

DXP Enterprises 2015 second quarter business segment results:

•	Service Centers revenue was down 14.0% year-over-year with a 9.9% operating income margin. Organic revenue was down 15.7% year over year. Currency headwinds decreased revenues by $2.9 million or 1.3%.

•	Innovative Pumping Solutions revenue was down 26.1% year over year with an 8.8% operating income margin. The stronger U.S. dollar decreased IPS revenues by $1.2 million or 1.8%.

•	Supply Chain Services revenue was up 1.1% year over year with an 8.8% operating margin.

About DXP Enterprises, Inc.

DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai.  DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer driven, creating competitive advantages for our customers.  DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services.  For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking.  Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company.  These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes.  For more information, review the Company’s filings with the Securities and Exchange Commission.

NEWS RELEASE
August 10, 2015
CONTACT: Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

DXP ENTERPRISES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(in thousands, except per share amounts) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Sales	$ 323,688	$ 381,603	$ 665,282	$ 730,107
Cost of sales	232,389	270,557	475,934	517,354
Gross profit	91,299	111,046	189,348	212,753
Selling, general and administrative expense	77,304	83,654	157,254	164,207
Operating income	13,995	27,392	32,094	48,546
Other expense (income)	(145)	141	(394)	(9)
Interest expense	2,592	3,176	5,275	6,573
Income before income taxes	11,548	24,075	27,213	41,982
Provision for income taxes	4,381	9,191	10,395	16,135
Net income	$ 7,167	$ 14,884	$ 16,818	$ 25,847

Diluted earnings per share	$ 0.47	$ 0.96	$ 1.11	$ 1.66
Weighted average common shares and common equivalent shares outstanding	15,208	15,548	15,220	15,556

NEWS RELEASE
August 10, 2015
CONTACT: Mac McConnell
Senior Vice President, Finance & CFO
713-996-4700
www.dxpe.com

SEGMENT DATA (in thousands) (unaudited)
	Three Months Ended June 30,				Six Months Ended June 30,
	Service Centers	IPS	SCS	Total	Service Centers	IPS	SCS	Total
2015
Sales	$ 214,116	$ 66,905	$ 42,667	$ 323,688	$ 439,907	$ 141,169	$ 84,206	$ 665,282
Operating income for reportable segments	$ 21,119	$ 5,912	$ 3,736	$ 30,767	$ 43,985	$ 14,539	$ 7,014	$ 65,538

2014
Sales	$ 248,839	$ 90,575	$ 42,189	$ 381,603	$ 480,063	$ 170,456	$ 79,588	$ 730,107
Operating income for reportable segments	$ 25,486	$ 15,800	$ 3,579	$ 44,865	$ 49,911	$ 25,350	$ 6,703	$ 81,964

The following table presents reconciliations of operating income for reportable segments to the consolidated income before taxes (in thousands) (unaudited):
	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Operating income for reportable segments	$ 30,767	$ 44,865	$ 65,538	$ 81,964
Adjustment for:
Amortization of intangibles	5,309	5,660	10,667	11,237
Corporate expense	11,463	11,813	22,777	22,181
Total operating income	13,995	27,392	32,094	48,546
Interest expense	2,592	3,176	5,275	6,573
Other expense (income), net	(145)	141	(394)	(9)
Income before income taxes	$ 11,548	$ 24,075	$ 27,213	$ 41,982

Unaudited Reconciliation of Non-GAAP Financial Information

The following table is a reconciliation of EBITDA**, a non-GAAP financial measure, to income before income taxes, calculated and reported in accordance with U.S. GAAP (in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Income before income taxes	$ 11,548	$ 24,075	$ 27,213	$ 41,982
Plus interest expense	2,592	3,176	5,275	6,573
Plus depreciation and amortization	8,327	8,753	16,586	17,314
EBITDA*	$ 22,467	$ 36,004	$ 49,074	$ 65,869
*EBITDA - earnings before interest, taxes, depreciation and amortization